Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of Pharmos Corporation


We hereby consent to the incorporation by reference in the Registration Statements of Pharmos Corporation (Forms S-3 Nos. 33-68762, 33-74638, 33-86720, 33-91918, 33-93466, 33-64289, 333-15165, 333-26155 and Form S-8 No. 333-38373)
of our report dated March 16, 1998 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.




/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
New York, New York
July 9,1998